UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2015

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-193467	33-1229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Transportnaya Street, 58-7 Nizhneudinsk, Russia	665106
(Address of principal executive offices)	(Zip Code)

(702) 605-4427

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2015, on April 9, 2015, our Board of Directors declared a 1.094891-for-1 forward stock split of the Company’s outstanding common stock, $0.001 par value per share (the “Common Stock”), in the form of a dividend (the “Stock Split”) with a record date of April 20, 2015 (the “Record Date”). On April 23, 2015, Financial Industry Regulatory Authority, Inc. (“FINRA”) notified us of its announcement of the payment date of the Stock Split as April 23, 2015 (the “Payment Date”) and the ex-dividend date as April 24, 2015 (the “Ex-Dividend Date”). On the Payment Date, as a result of the Stock Split, each holder of the Company’s Common Stock as of the Record Date received 0.094891 additional shares of our Common Stock for each one share owned, rounded up to the nearest whole share. As of the Ex-Dividend Date, the Company’s Common Stock became eligible for trading on a post-split adjusted basis on OTCQB marketplace of OTC Markets, Inc.

We also previously announced in the Form 8-K referred to above the filing of Amended and Restated Articles of Incorporation with the Nevada Secretary of State, pursuant to which, effective as of April 15, 2015, we changed our name from “Danlax, Corp.” to “Akoustis Technologies, Inc.” (the “Name Change”). On April 23, 2015, FINRA notified us that the Name Change would take effect on the over-the-counter market as the start of business on May 1, 2015 (the “Effective Date”). At the open of trading on the Effective Date, our trading symbol will change from “DNLX” to “AKTS”.

The Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, filed with the Secretary of State of the State of Nevada on April 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

Date: April 29, 2015	By:	/s/ Ivan Krikun
Name: Ivan Krikun Title: President